EXHIBIT 99.1

SECOND AMENDMENT TO AGREEMENT

WHEREAS the parties herein previously entered into and executed a “License and Access Agreement between START FRESH ALCOHOL RECOVERY CLINIC, INC. and BioCorRx Inc. (formerly known as FRESH START PRIVATE MANAGEMENT, INC.) on or about October 2, 2013, “Agreement.” It is their mutual desire to amend Agreement for the sole purpose(s) described and contained in this Amendment. Unless specifically provided herein no other terms and/or obligations undertaken by parties in Agreement shall be altered or excused.

It is agreed that:

1) Effective as of August 13, 2014 the term “Territory” as defined in Paragraph 1.8 of Agreement shall be amended to include procedures originating out of the Metropolitan Area of Chicago, Illinois with SFR’s offices located at 8707 Skokie Blvd., Suite 308, Skokie, IL 60077.

IN WITNESS WHEREOF, the parties hereto have agreed and executed this Second Amendment to Agreement.

AGREED AND ACCEPTED:

Start Fresh Recovery, Inc.		BioCorRx, Inc.

By:	/s/ George Fallieras	By:	/s/ Neil Muller
Name: George Fallieras, MD		Name: Neil Muller
Title: Managing Member		Title: President and Director

		By:	/s/ Lourdes Felix
Name: Lourdes Felix
Title: CFO and Director

		By:	/s/ Brady Granier
Name: Brady Granier
Title: COO and Director